ALMADEN MINERALS LTD,

1103 - 750 West Pender Street

Vancouver, B.C.  V6C 2T8

NOTICE OF ANNUAL GENERAL MEETING OF MEMBERS

TAKE NOTICE that the 2004 Annual General Meeting of the members of Almaden Minerals Ltd. (hereinafter called the "Company") will be held at 1550 - 1185 West Georgia Street, Vancouver, B.C.  V6E 4E6, on:

Friday, June 4, 2004

at the hour of 11:00 o'clock in the forenoon (Vancouver time) for the following purposes:

1.

to receive the Report of the Directors;

2.

to receive the financial statements of the Company for its fiscal year ended December 31, 2003 and the report of the Auditors thereon;

3.

to appoint Auditors for the ensuing year and to authorize the directors to fix their remuneration;

1.

to determine the number of directors and to elect directors;

1.

to ask the shareholders to consider and, if deemed advisable, approve the following resolution:

"BE IT RESOLVED AS A RESOLUTION OF SHAREHOLDERS THAT:

The Stock Option Plan of the Company be amended to increase the maximum number of Common Shares reserved for issuance by 900,000 Common Shares to provide for a total of 2,900,000 Common Shares reserved for issuance."

6.

to ask the shareholders to consider and, if deemed advisable, approve the following resolution:

"BE IT RESOLVED AS A RESOLUTION OF SHAREHOLDERS THAT:

The Company is authorized to issue, in one or more private placements over the period of twelve months commencing June 4, 2004, additional Common Shares or other securities provided that the Common Shares issued or issuable upon exercise or conversion of such other securities does not exceed 14,898,783 Common Shares."

7.

to transact such other business as may properly come before the Meeting.

Accompanying this Notice are an Information Circular and form of Proxy.

A shareholder entitled to attend and vote at the Meeting is entitled to appoint a proxyholder to attend and vote in his stead.  If you are unable to attend the Meeting, or any adjournment thereof, in person, please read the Notes accompanying the form of Proxy enclosed herewith and then complete and return the Proxy within the time set out in the Notes. The enclosed form of Proxy is solicited by Management but, as set out in the Notes, you may amend it if you so desire by striking out the names listed therein and inserting in the space provided the name of the person you wish to represent you at the Meeting.

DATED at Vancouver, British Columbia, this 30th day of April, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

"Duane Poliquin"

Duane Poliquin, President

Rev:  April 2002

ALMADEN MINERALS LTD.

(the "Company")

Suite 1103 - 750 West Pender Street

Vancouver, British Columbia  V6C 2T8

Telephone: (604) 689-7644

Facsimile: (604) 689-7645

INFORMATION CIRCULAR

as at and dated April 30, 2004.

(unless otherwise noted)

PERSONS OR COMPANIES MAKING THE SOLICITATION

The Enclosed Proxy is Being Solicited by Management of The Company

This Information Circular is furnished in connection with the solicitation of proxies by the management of Almaden Minerals Ltd. (the "Company") for use at the annual general meeting (the "Meeting") of the Company to be held on June 4, 2004, and at any adjournment thereof. The solicitation will be by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company does not reimburse shareholders, nominees or agents for the cost incurred in obtaining from their principals authorization to execute forms of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Company.

REVOCABILITY OF PROXY

The persons named in the enclosed form of proxy are directors or officers of the Company.

Any member returning the enclosed form of proxy may revoke it at any time if it has not been exercised.  In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by a member or his attorney authorized in writing or, if the member is a corporation, by a duly authorized officer or attorney thereof, and deposited either at the registered office of the Company or the registrar and transfer agent of the Company at least 24 hours prior to the scheduled time of the Meeting or any adjournment thereof, or with the Chairman of the Meeting at the scheduled commencement of the Meeting or any adjournment thereof, and upon either of such deliveries the proxy is revoked.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The Company is authorized to issue 100,000,000 common shares without par value. There is one class of shares only. There are issued and outstanding 29,797,567 Common Shares as at April 30, 2004.

The directors of the Company have determined that all members of record as of April 30, 2004 will be entitled to receive notice of and to vote at the Meeting. At a general meeting of the Company, on a show of hands, every member present in person and entitled to vote will have one vote and on a poll, every member present in person or represented by proxy or other proper authority will have one vote for each share of which such member is the registered holder.

To the knowledge of the directors and senior officers of the Company, no persons beneficially owns, or exercises control or direction over, more than 10% of the outstanding Common Shares of the Company.

A MEMBER HAS THE RIGHT TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT THE MEMBER AT THE MEETING BY STRIKING OUT THE NAMES OF THOSE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY AND BY INSERTING SUCH OTHER PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY OR BY COMPLETING ANOTHER FORM OF PROXY.

IF THE INSTRUCTIONS AS TO VOTING INDICATED THEREIN ARE CERTAIN, THE SHARES REPRESENTED BY THE PROXY SOLICITED HEREBY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH SUCH INSTRUCTIONS. WHERE NO CHOICE IS SPECIFIED IN RESPECT OF ANY MATTER TO BE ACTED UPON, THE PROXY CONFERS ON THE PROXY HOLDER DISCRETIONARY AUTHORITY WITH RESPECT TO SUCH MATTER AND IF ONE OF MANAGEMENT'S NOMINEES NAMED IN THE ATTACHED FORM OF PROXY IS APPOINTED AS PROXY HOLDER, THE SHARES REPRESENTED BY SUCH PROXY SHALL BE VOTED FOR SUCH MATTER. IN THE EVENT THAT AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE OF MEETING ARE PROPERLY BROUGHT BEFORE THE MEETING, THE PROXYHOLDER WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGEMENT ON SUCH MATTERS. AT THE DATE OF THIS CIRCULAR, MANAGEMENT KNOWS OF NO SUCH AMENDMENT, VARIATION OR OTHER MATTER WHICH MAY BE PRESENTED TO THE MEETING.

SEE ALSO THE FORM OF PROXY FOR INSTRUCTIONS AS TO USE OF TELEPHONE AND INTERNET VOTING.

ELECTION OF DIRECTORS

Each director of the Company is elected at each annual general meeting and holds office until the next annual general meeting unless that person ceases to be a director before then. In the absence of instructions to the contrary, the enclosed proxy will be voted for the nominees listed below, all of whom are presently members of the Board of Directors.

MANAGEMENT DOES NOT CONTEMPLATE THAT ANY OF THE NOMINEES WILL BE UNABLE TO SERVE AS A DIRECTOR. IF, PRIOR TO THE MEETING, ANY VACANCIES OCCUR IN THE SLATE OF NOMINEES LISTED BELOW, IT IS INTENDED THAT DISCRETIONARY AUTHORITY WILL BE EXERCISED BY THE PERSON NAMED IN THE PROXY AS NOMINEE TO VOTE THE SHARES REPRESENTED BY PROXY FOR THE ELECTION OF ANY OTHER PERSON OR PERSONS AS DIRECTORS.

The members will be asked to pass an ordinary resolution to set the number of directors of the Company at seven (7) for the ensuing year, subject to such increases as may be permitted by the Articles of the Company. Management of the Company proposes to nominate each of the following persons for election as director. Information concerning such persons, as furnished by the individual nominees, is as follows:

All of the nominees are ordinarily residents of Canada.

The Advance Notice of the Meeting inviting nominations for directors of the Company as required by section 111 of the Company Act (British Columbia) was filed with the British Columbia Securities Commission and the Toronto Stock Exchange (the "Exchange") on April 5, 2004.

STATEMENT OF EXECUTIVE COMPENSATION

Particulars of compensation paid to:

a) the individual who served as the Company's chief executive officer or acted in a similar capacity ("CEO") during the most recently completed financial year;

b) each of the Company's four most highly compensated executive officers, other than the CEO, who were serving as executive officers at the end of the most recently completed financial year and whose total salary and bonus exceeds $100,000 per year; or

c) any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of the Company at the end of the most recently completed financial year, (a "Named Executive Officer") is set out in the summary compensation table below.

Long Term Incentive Plan Awards

Long term incentive plan awards ("LTIP") means "any plan providing compensation intended to serve an incentive for performance to occur over a period longer than one financial year whether performance is measured by reference to financial performance of the Company or an affiliate, or the price of the Company's shares but does not include option or stock appreciation rights plans or plans for compensation through restricted shares or units". The Company does not have any LTIPs.

Stock Appreciation Rights

Stock appreciation rights ("SARs") means a right, granted by an issuer or any of its subsidiaries as compensation for services rendered or in connection with office or employment, to receive a payment of cash or an issue or transfer of securities based wholly or in part on changes in the trading price of the Company's shares. No SAR's were granted to or exercised by the Named Executive Officer or the directors of the Company during the financial year ended December 31, 2003.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

None of the directors or senior officers of the Company, proposed nominees for election as directors of the Company, and no associates or affiliates of any of them, is or has been indebted to the Company or its subsidiaries at any time since the beginning of the last completed financial year and no indebtedness remains outstanding as at the date of this Information Circular.

APPOINTMENT OF AUDITOR

Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted for the reappointment of Deloitte & Touche LLP, Chartered Accountants, British Columbia, as auditors of the Company to hold office until the close of the next annual general meeting of the Company. It is proposed that the Board of Directors be authorized to fix the remuneration to be paid to the auditor of the Company. Deloitte & Touche LLP was appointed the Company's auditors in February 2002.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

No insider of the Company, no proposed nominee for election as a director of the Company and no associate or affiliate of any of the foregoing, has any material interest, direct or indirect, in any transaction since the commencement of the Company's last financial year or in any proposed transaction, which, in either case, has materially affected or will materially affect the Company or any of its subsidiaries other than as disclosed under the headings "Statement of Executive Compensation".

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the directors or senior officers of the Company, no management nominee for election as a director of the Company, none of the persons who have been directors or senior officers of the Company since the commencement of the Company's last completed financial year and no associate or affiliate of any of the foregoing has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting other than as disclosed under the heading "Statement of Executive Compensation".

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

This Statement of Corporate Governance Practices has been prepared by the Corporate Governance Committee of the Board and has been approved by the Board.

General

The Toronto Stock Exchange Committee has established a series of recommended guidelines for effective corporate governance of companies listed on the TSE. The guidelines deal with matters such as the constitution and independence of corporate boards, their functions, the effectiveness and education of the board members and other matters. The TSE now requires that each listed company disclose on an annual basis its approach to corporate governance with reference to those guidelines (Schedule "A" to this circular delineates the Company's conformance to these guidelines). The Company's approach to corporate governance is set forth below.

In this Statement, the term "unrelated director" has the meaning given to the TSX Guidelines, namely, a director who is independent from management or free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Company, other than interests arising from their shareholding. As well, the term "independent director" means an unrelated director who is free from any interest in or relationships with any significant shareholder of the Company or any affiliate of a "significant shareholder" (that is, a shareholder with the ability to exercise the majority of the votes for the election of the directors attached to the outstanding shares of the corporation).

Corporate Governance

The Company's Board and management are committed to the highest standards of corporate governance. The Company's corporate governance practices are in accordance with the TSX Company Manual Corporate Governance Guidelines (the "TSX Guidelines"). The Company is also cognizant of, and compliant with various corporate governance changes recently promulgated in various jurisdictions in Canada, in particular MP 58-101 and MI 52-110 and is in compliance with applicable U.S. requirements.

The Company's prime objective in directing and managing its business and affairs is to enhance shareholder value. The Company views effective corporate governance as a means of improving corporate performance and accordingly of benefit to the Company and all shareholders.

In accordance with recommendations in National Policy 51-201 the Company has adopted a Corporate Communications Policy.

The Company also believes that director and management honesty and integrity are essential factors in ensuring good and effective corporate governance. To that end the Company's directors have adopted code of ethics for the Company, its directors and its Chief Executive Officer and Chief Financial Officer. The Code of Ethics may be viewed on the Company's website at www.almadenminerals.com.

The instrument of proxy, and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof, must be deposited at the office of the registrar and transfer agent of the Company, Pacific Corporate Trust Company, 830 - 625 Howe Street, Vancouver, B.C.  V6C 3B8.

Mandate of the Board

The mandate of the Board is to supervise the management of the business and affairs of the Company and to act with a view to the best interests of the Company. In fulfilling its mandate, the Board, among other matters, is responsible for:

(i)

adoption of a strategic planning process for the Company;

(ii)

identification of the principal risks of the Company's business and ensuring the implementation of the appropriate systems to manage these risks;

(iii)

succession planning for the Company including appointing, training and monitoring senior management;

(iv)

a communications policy for the Company; and

(v)

the integrity of the Company's internal control and management information systems.

In the fiscal year ended December 31, 2003 there were six (6) meetings of the Board. The frequency of meetings as well as the nature of agenda items change, depending upon the state of the Company's affairs and in light of opportunities or risks which the Company is subject to.

In carrying out its mandate, the Board relies primarily on management and its employees to provide it with regular detailed reports on the operations of the Company and its financial position. Certain members of management are also on the Board and provide the Board with direct access to information concerning their areas of responsibility. Management personnel are also regularly asked to attend Board meetings to provide information, answer questions and receive the direction of the Board. The reports and information provided to the Board enable them to monitor and manage the risks associated with the Company's operations and its compliance with legal and safety requirements, environmental issues and the financial position and liquidity of the Company. At least annually the Board prepares a strategic plan for implementation by management.

The Board discharges its responsibilities directly and through committees. At regularly scheduled meetings, members of the Board and management discuss the broad range of matters and issues relevant to the Company's business interests and the Board is responsible for the approval of the Company's Strategic Plan. In addition, the Board receives reports from management on the Company's operational and financial performance. Between scheduled meetings, matters requiring Board authorization is effected by means of signed Consent Resolutions.

Board Assessment

The Governance Committee reports to the Board annually on the evaluation of the Board's performance and that of the individual directors. The Performance of the Chief Executive Officer is evaluated by the Governance Committee

Compensation of the Board

The TSE Guidelines recommend that a board of directors be constituted with a majority of individuals who qualify as "unrelated directors". The TSE Guidelines also recommend that the Board should also include a number of independent directors which fairly reflect the investment in the Company by shareholders other than any significant shareholders.

In deciding whether a particular director is a "related director' or an "unrelated director", the Board examined the factual circumstances of each director and considered them in the context of many factors. In this regard, the definitions in the TSE Guidelines are broad and, in some cases, difficult to apply. The proposed Board is composed of six members. The Board believes that 6 directors would be considered "unrelated directors", and Duane Poliquin is a "related director", within the meaning of the TSE Guidelines. Accordingly, the Board is constituted with a majority of individuals who qualify as "unrelated directors" within the meaning of the TSE Report.

Proportionate Representation

The Company does not have a controlling or significant shareholder. The Board believes that the membership on the Board fairly reflects the investment in the Company by minority shareholders.

The Board considers its size and composition to be appropriate and effective for carrying out its responsibilities. However, the Board may consider adding an additional director if a suitable candidate can be found who may bring additional experience or knowledge to the Board.

Board Committees

The Board currently has two committees: the Audit Committee and the Corporate Governance Committee.

All of the members of the committees have been determined by the Board to be unrelated directors, such determination being made in accordance with the TSX Guidelines, taking into consideration any relationship an individual director may have with the Company and if such relationship could be perceived to materially interfere with the director's ability to act with a view to the best interest of the

Company.  Mandates of each of the committees will undergo review to bring them into line with any new Canadian and U.S. governance requirements as these requirements are finalized and determined by the Board to be applicable and appropriate to the Company and its operations. Any revisions to the mandates will available on the Company's website at www.almadenminerals.com.

Audit Committee

The members of the Audit Committee are Messrs. Donald Lorimer, James E. McInnes and Gerald Carlson, The committee is responsible for reviewing the Company's financial reporting procedures, internal controls and the performance of the Company's external auditors. In addition, that committee is also responsible for reviewing the annual financial statements prior to their approval by the full Board and is available for consultation by management or the Auditors of the Company. The Audit Committee has met once this year.

Corporate Governance Committee

Members of the Corporate Governance Committee are Messrs. Donald Lorimer, Jack McCleary and Morgan Poliquin. That committee was responsible for making recommendations to the Board with respect to developments in the area of corporate governance, the practices of the Board, and appropriate candidates for nomination to the Board, and for evaluating the performance of the Board.

Decisions Requiring Board Approval

In addition to those matters which must by law be approved by the Board, management is also required to seek Board approval for any major acquisition, disposition or expenditure. Management is also required to consult with the Board before entering into any venture which is outside of the Company's existing line of business.

Changes in officers are to be approved by the Board including changes in officers of the Company's principal operating subsidiaries.

Other

The Company considers its orientation and education program for new directors to be an important element of ensuring responsible corporate governance. In addition to extensive discussions with existing directors and the President with respect to the business and the operations of the Company, new directors will, if they so request, receive a record of historical public information on the Company together with the mandates and prior minutes of the applicable board and committees of the Board. In addition, meetings with the directors are regularly held at the Company's locations in order to assist the directors in better understanding the Company's operations.

In certain circumstances it may be appropriate for an individual director to engage an outside advisor at the expense of the Company. The engagement of the outside advisor would be subject to the approval of the Corporate Governance Committee.

Investor Relations

Senior management of the Company receives and responds to shareholder enquiries. Shareholder enquiries and concerns are dealt with promptly by senior management of the Company. To date the Board has not needed to take an active role in responding to shareholder enquiries and concerns.

Amendment to Stock Option Plan

At the Company's 2002 AGM (June 28, 2002), the stock option plan (the "Plan") was amended to increase the number of options to purchase shares of the Company to 2,000,000 shares. The increase was approved by vote of disinterested shareholders of the company and subsequently accepted by the Toronto Stock Exchange (the "Exchange"). Of the 2,000,000 shares authorized by the Plan, options have been granted covering 1,514,000 shares. It is proposed to increase the shares authorized for option under the Plan to 2,900,000 shares.

The Board believes such an increase is necessary to ensure incentives for growth in order to provide an adequate number of options for grant to current and future directors, officers, employees and consultants.

The amendment to the Plan is subject to the approval of the Exchange and the approval of the Company's shareholders. Under the policies of the Exchange, such approval must be given by "disinterested shareholder vote", being a majority of votes cast at the meeting other than vote attached to securities beneficially owed by insiders of the Company to whom shares may be issued pursuant to such grants, and associates of such persons, if the grants of stock options to insiders of the Company together with any other proposed stock options or stock option plans (among other things) involving the issuance or potential issuance of shares of the Company to one or more employees, insiders of the Company or any of its subsidiaries or any other person or company engaged to provide ongoing management or consulting services for the Company or any entity controlled by the Company, could result, at any time, in:

a)

the number of shares reserved for issuance pursuant to stock options granted to insiders of the Company exceeding 10% of the outstanding issue;

b)

the issuance to insiders, within a one-year period, of a number of shares exceeding 10% of the outstanding issue; or

c)

the issuance to any one insider and such insider's associates, within a one-year period, of a number of shares exceeding 5% of the outstanding issue;

(collectively, the "Limitations").

The Plan does not contain the Limitations, accordingly, at the meeting, the shareholders will be asked to approve the Plan by disinterested shareholder vote.

To the knowledge of the Company, 2,538,180 shares of the Company are beneficially owned by insiders (and their associates) of the Company to whom shares may be issued pursuant to grants by the Company of stock options and, accordingly such shares so beneficially owned will not be counted for purposes of approving the Plan.

Accordingly, at the meeting, shareholders will be asked to consider and, if deemed advisable, approve the following resolution.

"BE IT RESOLVED AS A RESOLUTION OF SHAREHOLDERS THAT:

The Stock Option Plan of the Company be amended to increase the maximum number of Common Shares reserved for issuance by 900,000 Common Shares to provide for a total of 2,900,000 Common Shares reserved for issuance."

Unless otherwise directed, the persons named in the enclosed instrument of proxy intend to vote in favour of the above resolution.

Future Private Placements

The Company from time to time investigates opportunities for equity financing. In order to raise funds necessary to carry on current activities and fund future activities, it may be desirous to raise additional equity by way of private placements.

Under the rules of the TSX, shareholder approval must be obtained for any private placement of Common Shares or other securities (i.e. warrants or other convertible securities) where the Common Shares issued or subject to issuance in a six month period exceed 25% of the issued and outstanding Common Shares (prior to giving effect to the private placement). Shareholders will be asked to approve a resolution authorizing the Corporation to issue, in one or more private placements over a twelve month period commencing June 4, 2004, up to an additional 14,898,783 Common Shares, which represents 50% of the number of Common Shares as at that date.

Management considers it to be in the best interest of the Company to obtain this advance approval to enable the Company to solicit private placement in excess of 25% of the issued and outstanding Common Shares throughout the twelve month period following June 4, 2004, the administrative costs and time required to complete such private placement will be reduced.

The private placements will only be completed if management and the Board of Directors believe the price and other terms are reasonable in the circumstances and the funds are necessary to continue or expand the Company's activities. The terms of any such private placement, including the subscription price, will also comply with the policies of the TSX.

Accordingly, at the Meeting, shareholders will be asked to consider, and if deemed advisable, approve the following resolution:

"BE IT RESOLVED AS A RESOLUTION OF SHAREHOLDERS THAT:

The Company is authorized to issue, in one or more private placements over the period of twelve months commencing June 4, 2004, additional Common Shares or other securities provided that the Common Shares issued or issuable upon exercise or conversion of such other securities does not exceed 14,898,783 Common Shares."

Unless otherwise directed, the persons named in the enclosed instrument of proxy intend to vote in favour of the above resolution.

MANAGEMENT IS NOT AWARE OF ANY OTHER MATTER TO COME BEFORE THE MEETING OTHER THAN AS SET FORTH IN THE NOTICE OF MEETING. IF ANY OTHER MATTER PROPERLY COMES BEFORE THE MEETING, IT IS THE INTENTION OF THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH MATTER.

BY THE ORDER OF THE BOARD OF DIRECTORS OF

ALMADEN MINERALS LTD.

"J. Duane Poliquin"

Duane Poliquin, President

ALBERTA CERTIFICATE

The foregoing contains no untrue statement of a material fact (as defined in the Securities Act (Alberta), as amended) and does not omit to state a material fact that is required to be stated or that is necessary to make a statement contained herein not misleading in the light of the circumstances in which it was made.

"J. DUANE POLIQUIN"

"DIONE BITZER"

J. Duane. Poliquin

Dione Bitzer

President and

 Chief Financial Officer

 Chief Executive Officer

Vancouver, British Columbia

April 30, 2004.

Proxy

GENERAL MEETING OF SHAREHOLDERS OF

ALMADEN MINERALS LTD.
(Name of Company)

ON Friday , June 4 , 2004 **AT** 11:00 **AM**
(Day of week) *(Month/day)* *(Year)* *(Time of Meeting)*

The undersigned member ("Registered Shareholder") of the Company hereby appoints, Duane Poliquin, a Director of the Company, or failing this person, James E. McInnes, a Director of the Company, or in the place of the foregoing, __________, as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the aforesaid meeting of the Registered Shareholders of the Company (the "Meeting") and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the securities of the Company recorded in the name of the Registered Shareholder as specified herein.

The undersigned Registered Shareholder hereby revokes any proxy previously given to attend and vote at said Meeting.

REGISTERED HOLDER SIGN HERE: ____________________

DATE SIGNED: ____________________

Resolutions (For full details of each item, please see the enclosed Notice of Meeting and Information Circular)

	For	Against	Withhold
1. Appointment of Deloitte & Touche LLP as auditors of the Company		N/A	
2. To authorize the Directors to fix the Auditors' remuneration			N/A
3. To determine the number of Directors at seven (7)			N/A
4. To elect as Director, Duane Poliquin		N/A	
5. To elect as Director, James E. McInnes		N/A	
6. To elect as Director, Morgan Poliquin		N/A	
7. To elect as Director, Joseph Montgomery		N/A	
8. To elect as Director, Jack McCleary		N/A	
9. To elect as Director, Gerald Carlson		N/A	
10. To elect as Director, Donald M. Lorimer		N/A	
11. Approve the resolution re: private placements			N/A
12. Approve the resolution re: stock option plan			N/A
13.			
14.			
15.			

THIS PROXY MUST BE SIGNED AND DATED.

SEE IMPORTANT INSTRUCTIONS ON REVERSE.

INSTRUCTIONS FOR COMPLETION OF PROXY

1. **This Proxy is solicited by the Management of the Company.**

2. This form of proxy ("Instrument of Proxy") ***must be signed*** by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and ***if executed by an attorney, officer, or other duly appointed representative***, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3. ***If this Instrument of Proxy is not dated*** in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by Pacific Corporate Trust Company.

4. ***A Registered Shareholder who wishes to attend the Meeting and vote on the resolutions in person***, may simply register with the scrutineers before the Meeting begins.

5. ***A Registered Shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions***, may do the following:

   (a) ***appoint one of the management proxyholders*** named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote the resolution as if the Registered Shareholder had specified an affirmative vote;

   OR

   (b) ***appoint another proxyholder,*** who need not be a Registered Shareholder of the Company, to vote according to the Registered Shareholder's instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the meeting in the space provided for an alternate proxyholder. If no choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.

6. ***The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll*** of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, if so authorized by this Instrument of Proxy, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

7. If a Registered Shareholder has submitted an Instrument of Proxy, ***the Registered Shareholder may still attend the Meeting and may vote in person***. To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

To be represented at the Meeting, **voting instructions** ***must be DEPOSITED*** **at the office of "PACIFIC CORPORATE TRUST COMPANY" no later than forty eight ("48") hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof.**

The mailing address of Pacific Corporate Trust Company is 625 Howe Street, 10th Floor, Vancouver, British Columbia, V6C 3B8, and its fax number is (604) 689-8144.

ONLY REGISTERED HOLDERS ARE ABLE TO COMPLETE TELEPHONE VOTING AT 1-888-Tel-Vote (1-888-835-8683) OR

INTERNET VOTING AT http://www.stocktronics.com/webvote

SUPPLEMENTAL MAILING LIST RETURN CARD

In accordance with National Instruments No. 54-102 Interim Financial Statement and Report Exemption and or 51-102 Continuous Disclosure Obligations (the "Instrument") and pursuant to the British Columbia Securities Act and Rules:

Any shareholder may elect annually to have his or her name added to an issuer's supplemental mailing list in order to receive quarterly reports and related Management Discussion & Analysis ("MD & A") for the issuer's first, second, and third fiscal quarters. All registered shareholders will automatically receive a quarterly report for an issuer's fourth fiscal quarter; while only beneficial shareholders entitled to receive an issuer's audited annual financial statements, pursuant to the Instrument, will receive a quarterly report for an issuer's fourth fiscal quarter.

To use electronic methods for communication between issuers and their shareholders, we are requesting that you provide us with your email address and consent to electronic delivery.   You may complete electronic versions of these forms at www.pctc.com/PCTCPortal/Public/ShareHolder.aspx.  Holders that mail this card in and have requested delivery of statements via email must at some time prior to the mailing, complete the Consent Form at the above URL, or the statements will be sent via mail.

I, the undersigned, certify that I am the owner of the securities (other than debt instruments) of the Company shown below, and request that my name be placed on the Company's Supplemental Mailing List in respect of its quarterly financial statements and MD & A.

ALMADEN MINERALS LTD.

Name:_______________________________

Address:________________________________

City/Prov/State/Postal Code:______________

Preferred Method of Communication:  Email: ___ Mail: ____

Signature:___________________

Date:______________

Email Address:________________________

At Pacific Corporate Trust Company, we respect your privacy and we are committed to protecting your information. The personal information that you are providing on this form will only be used for its intended purpose described above, and will be handled in accordance with our Privacy Code, available on our website at www.pctc.com, or by writing to us at 625 Howe St., 10th Floor, Vancouver, BC, V6C 3B8.  PCTC will use the information that you are providing on this form in order to process your request and will treat your signature(s) on this form as your consent to the above.